Exhibit 23.3

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 29, 2000 (except for the matter discussed in Note 1, as to which the date is March 6, 2000) included in SmartDisk Corporation Form 8-K/A as filed on May 11, 2000 and to all references to our Firm included in this registration statement.

                                           /s/ ARTHUR ANDERSEN LLP

November 16, 2000
Boston, Massachusetts